                                   EXHIBIT 12

                Computation of Ratio of Earnings to Fixed Charges
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

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                                                                      Six Months
  Dollars in millions                                                       2000
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  Earnings:
    Net income                                                            $1 170
    Add: income taxes                                                        630
    Less: equity in undistributed income
      of all affiliates accounted for by
      the equity method                                                       61
    Add: fixed charges, excluding interest
      on deposits                                                          4 360
--------------------------------------------------------------------------------
  Earnings available for fixed charges,
    excluding interest on deposits                                         6 099
  Add: interest on deposits                                                1 099
--------------------------------------------------------------------------------
  Earnings available for fixed charges,
    including interest on deposits                                         7 198
--------------------------------------------------------------------------------
Fixed charges:
  Interest expense, excluding interest on
    deposits                                                               4 344
  Interest factor in net rental expense                                       16
--------------------------------------------------------------------------------
  Total fixed charges, excluding interest
    on deposits                                                            4 360
  Add: interest on deposits                                                1 099
--------------------------------------------------------------------------------
Total fixed charges, including interest
    on deposits                                                            5 459
--------------------------------------------------------------------------------
Ratio of earnings to fixed charges:
  Excluding interest on deposits                                            1.40
  Including interest on deposits                                            1.32
--------------------------------------------------------------------------------

                                   EXHIBIT 12

 Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock
                                   Dividends
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

--------------------------------------------------------------------------------

Dollars in millions                                                   Six Months
                                                                         2000
--------------------------------------------------------------------------------

Earnings:
  Net income                                                             $ 1 170
  Add: income taxes                                                          630
  Less: equity in undistributed income
    of all affiliates accounted for by
    the equity method                                                         61
  Add: fixed charges, excluding interest
    on deposits, and preferred stock
    dividends                                                              4 389
--------------------------------------------------------------------------------
  Earnings available for fixed charges,
    excluding interest on deposits                                         6 128
  Add: interest on deposits                                                1 099
--------------------------------------------------------------------------------
  Earnings available for fixed charges,
    including interest on deposits                                         7 227
--------------------------------------------------------------------------------
Fixed charges:
 Interest expense, excluding interest on
    deposits                                                               4 344
 Interest factor in net rental expense                                        16
 Preferred stock dividends                                                    29
--------------------------------------------------------------------------------
Total fixed charges, excluding interest
    on deposits                                                            4 389
  Add: interest on deposits                                                1 099
--------------------------------------------------------------------------------
Total fixed charges, including interest
    on deposits                                                            5 488
--------------------------------------------------------------------------------
Ratio of earnings to fixed charges:
  Excluding interest on deposits                                            1.40
  Including interest on deposits                                            1.32
--------------------------------------------------------------------------------